UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2014

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant

On November 25, 2014, American Homes 4 Rent (the “Company”) completed its third securitization transaction, which involved the issuance and sale in a private offering of six classes of American Homes 4 Rent 2014-SFR3 Single-Family Rental Pass-Through Certificates (the “Certificates”) issued by a trust established by the Company. The Certificates represent beneficial ownership interests in a loan secured by a portfolio of 4,503 single-family residential properties contributed from the Company’s portfolio of single-family properties to a newly formed special purpose entity indirectly owned by the Company. Gross proceeds from the offering to third parties were $528,418,000. Each class of Certificates (excluding Class R) bears a fixed rate of interest for ten years and, collectively, the Certificates (excluding Class R) have a duration-adjusted weighted average coupon rate of 4.395%.

The Certificates in the aggregate represent the entire beneficial ownership of the Trust. The assets of the Trust consist primarily of a single componentized promissory note (“Note”) issued by AMH 2014-3 Borrower, LLC, a special purpose entity (“Borrower”) evidencing a monthly-pay mortgage loan with fixed rate components (“Loan”). The Loan has a ten-year term and is guaranteed by the Borrower’s direct parent company (“Equity Owner”), also a special purpose entity. The Equity Owner is wholly owned by the Company’s operating partnership (“OP”) and the Borrower is wholly owned by the Equity Owner. Distributions in respect of principal or interest on the Certificates are made monthly to the Class A, Class B, Class C, Class D and Class E Certificates, in that order, in each case until the principal or interest, as applicable, then distributable to each Class is paid in full. Any loan losses are allocated to each Class of Certificates in the reverse order beginning with Class E. The Class R Certificates represent the residual REMIC interest of the Trust and do not have an initial certificate balance or pass-through rate and will not be entitled to distributions of interest.

The pass-through certificates have the following initial certificate balances and pass-through rates:

Class of Certificates	Initial Certificate Balance	Pass-Through Rate

Class A	$302,864,000	3.678%
Class B	$49,813,000	4.201%
Class C	$53,798,000	4.596%
Class D	$35,866,000	5.040%
Class E	$86,077,000	6.418%
Class R	N/A	N/A
	$528,418,000 Total	4.395% duration-adjusted weighted average rate

As part of the securitization transaction, various subsidiaries of the Company distributed properties to the Company’s OP, which then contributed a total of 4,503 single-family residential properties to the Equity Owner, which then contributed them to the Borrower.  The Lender then made the Loan to the Borrower represented by the Note, which was secured by mortgages on the Borrower’s properties, its personal property and a management agreement between the Borrower and American Homes 4 Rent Management Holdings, LLC, a wholly owned subsidiary of the OP. In addition, the Equity Owner guaranteed the Loan and its guaranty was secured by a pledge of its assets, including its equity interest in the Borrower. During the term of the Loan, the Borrower is restricted from selling or using the collateral to secure another transaction, except in limited circumstances, and the Borrower expects to continue to operate the Properties in the same manner as the other properties in the Company’s portfolio.

The proceeds of the Loan were distributed to the OP and used, in part, to repay in full the outstanding indebtedness under the Company’s credit facility. The Note was then sold by the Lender to American Homes 4 Rent Asset, LLC (the “Depositor”), a wholly owned subsidiary of the Company’s taxable REIT subsidiary. The Depositor transferred the Note to the trustee of American Homes 4 Rent 2014-SFR3 Trust, a New York trust (the “Trust”), in exchange for the Certificates issued by the Trust. The Depositor then sold the Certificates through the placement agents retained for the transaction to investors under Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Depositor then transferred the net proceeds of the Certificate sales to the Lender as the purchase price for the Note.

More detailed information about the loan is provided below. The description of the loan herein is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Loan

On November 25, 2014, the Borrower, a newly-formed special purpose entity and an indirect wholly-owned subsidiary of the Registrant, entered into a Loan Agreement dated as of November 25, 2014 (the “Loan Agreement”) with a third party lender (“Lender”). Pursuant to the Loan Agreement, the Borrower borrowed $528,418,000 (the “Loan”) from Lender. The Loan is a ten-year, fixed rate loan, composed of five fixed-rate components. Interest on the Loan is paid monthly together with the monthly amortization amount of one-twelfth of one percent of the outstanding principal balance of the Loan on November 25, 2014, subject to certain potential adjustments described in the Loan Agreement. Beginning January 9, 2017, the Borrower may prepay the Loan in whole or in part, subject to minimum prepayments of $1 million with the excess in multiples of $100,000, provided that, until January 2024, prepayments of principal will be subject to a yield maintenance premium determined in accordance with the Loan Agreement.

The Loan is secured by first priority mortgages on the Borrower’s single-family residential properties, a grant of a security interest in all of the Borrower’s personal property and a pledge of all the assets of the Equity Owner, including a security interest in its membership interests in the Borrower. The Borrower’s properties are managed by an affiliate of the Borrower for a fee not to exceed 6% of the gross rents collected each calendar month.

For purposes of computation of the interest accrued on the Loan, the Loan is divided into multiple components designated as “Component A”, “Component B”, “Component C”, “Component D” and “Component E”. Each of the Components corresponds to one class of regular Certificates with the same alphabetical designation. Each Component has at the closing date of the transaction an initial principal balance equal to the initial Certificate Balance for the corresponding class of regular Certificates. The following table sets forth the initial principal amount of each such component and the component interest rate for each monthly interest period:

Component	Initial Principal Amount	Interest Rate

Component A	$302,864,000	3.7865%
Component B	$49,813,000	4.3095%
Component C	$53,798,000	4.7045%
Component D	$35,866,000	5.1485%
Component E	$86,077,000	6.5265%

The Loan Agreement requires that the Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on dispositions or transfers of any of Borrower’s properties and limitations on replacing the property manager. The Borrower is also required to furnish various financial and other reports to the Lender.

The Company’s underwriting process for residents of the homes transferred to the Borrower is consistent with the review and underwriting process for the other single family rental homes owned by the Company. In limited circumstances in which a property fails to comply with the property covenants and representations in the Loan Agreement and provided there is no event of default, the Company may substitute a comparable property meeting specified criteria or repay the allocated loan amount for such property.

The Borrower is required to maintain the following reserve accounts: (1) a property tax reserve account which at Borrower’s option holds 50% of the estimated annual property taxes on the Properties, (2) an insurance account into which insurance for the estimated annual insurance premiums for each Property will be deposited upon renewal of the coverage of the existing insurance policies and (3) a capital expenditure account consisting of a monthly deposit of 1/12th of $450 multiplied by the number of Properties. Under certain circumstances described in the Loan Agreement, a reserve would be required for certain HOA payments. The Company believes the amounts of these reserve accounts are not material information to investors.

The Company provides a limited guaranty (i) for certain losses arising out of designated acts of intentional misconduct and (ii) for the principal amount of the Loan and all other obligations under the Loan Agreement in the event of insolvency or bankruptcy proceedings.

Events of default under the Loan Agreement include Borrower’s (i) failure to pay amounts due under the Loan, (ii) failure to deposit required amounts in the reserve accounts, (iii) transfer of any property or interest in a property not specifically permitted, (iv) material breach of a representation or warranty, (v) bankruptcy and insolvency proceedings, (vi) uncured breach of covenants in the Loan Agreement, (vii) failure to substitute or pay the allocated loan amount for any disqualified property, (viii) termination of the management agreement without providing for a replacement manager or defaults under the management agreement, (ix) conviction of certain criminal Patriot Act Offenses, (x) default  beyond cure periods and (xi) the failure of the Company to maintain net assets of $150 million.

Following an event of default under the Loan Agreement, the lender’s remedies include: (i) the principal balance of the Loan accrues interest at a higher default rate, (ii) Lender may exercise the pledge over the equity interests of Borrower, (iii) Lender may enforce the Company’s guaranty, depending on the nature of the event of default, (iv) Lender may perform any obligation that Borrower fails to perform at Borrower’s cost, (v) Lender may transfer the Loan to a special servicer, (vi) Lender may block transfers of properties in certain circumstances, (vii) Lender may apply payments of principal, interest and other amounts under the Loan Agreement as it determines, (viii) Lender can replace the property manager, (ix) Lender can apply sums present in the rent deposit accounts directly to payment of the Loan in any order in its sole discretion, (x) Lender can apply funds in the cash management account in such order and priority as lender shall determine, (xi) Lender may apply any collections in possession of Lender, the loan servicer, cash management account or the rent deposit account to the payment of the Loan in such order, proportion and priority as Lender may determine in its sole and absolute discretion, (xii) Lender may conduct unlimited examinations of loan parties’ accounting records with respect to the properties at Borrower’s cost, (xiii) Lender may require Borrower to deliver (or cause to be delivered) all security deposits to Lender for safe-keeping, but not for application against the loan and (xiv) Lender may block Borrower from making restricted junior payments. In addition, if the Borrower does not maintain a debt service coverage ratio of at least 1.20:1.00, the Lender may transfer cash to an account from which the Lender may apply any excess cash in the Lender’s sole discretion, including to prepay principal and pay any other amounts due under the Loan. The Loan Agreement defines the debt service coverage ratio as of any determination date as a ratio in which the numerator is the underwritten net cash flow (as defined in the Loan Agreement) divided by the aggregate debt service for the twelve-month period following the date of determination.

In the ordinary course of business, affiliates of the placement agents have performed, and may in the future from time to time perform, investment banking, advisory or other financial services for the Registrant and its subsidiaries for which such affiliates received or may receive customary fees and reimbursement of expenses.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Loan agreement dated as of November 25, 2014 between AMH 2014-3 Borrower, LLC, as Borrower and Goldman Sachs Mortgage Company, as Lender*

*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: December 2, 2014	By:	/s/ Stephanie Heim
Stephanie Heim
Vice President

Index to Exhibits

Exhibit 10.1	Loan agreement dated as of November 25, 2014 between AMH 2014-3 Borrower, LLC, as Borrower and Goldman Sachs Mortgage Company, as Lender*

*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission.